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                                                                        (a)(28)

                               ING EQUITY TRUST

                         ABOLITION OF SERIES OF SHARES
                            OF BENEFICIAL INTEREST

   The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VIII,
Section 8.2, of the Trust's Amended and Restated Declaration of Trust, dated February 25, 2003, as amended, hereby abolish the ING MidCap Value Fund and the ING SmallCap Value Fund, and the establishment and designation thereof, there being no shares of each such series currently outstanding.

Dated: May 30, 2007


/s/ John Boyer                        /s/ Jock Patton
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John V. Boyer, as Trustee             Jock Patton, as Trustee

/s/ Patricia W. Chadwick              /s/ Sheryl K. Pressler
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Patricia W. Chadwick, as Trustee      Sheryl K. Pressler, as Trustee

/s/ J. Michael Earley                 /s/ David W.C. Putnam
------------------------------------  -----------------------------------
J. Michael Earley, as Trustee         David W.C. Putnam, as Trustee

/s/ R. Barabara Gitenstein            /s/ John G. Turner
------------------------------------  -----------------------------------
R. Barbara Gitenstein, as Trustee     John G. Turner, as Trustee

/s/ Patrick W. Kenny                  /s/ Roger B. Vincent
------------------------------------  -----------------------------------
Patrick W. Kenny, as Trustee          Roger B. Vincent, as Trustee

/s/ Walter H. May
------------------------------------
Walter H. May, as Trustee